EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-137648 on Form S-8 of Omni Financial Services, Inc. of our report dated February 27, 2007 appearing in this Annual Report on Form 10-K of Omni Financial Services, Inc. for year ended December 31, 2006.

/s/ Crowe Chizek and Company LLC

Brentwood, Tennessee

March 30, 2007